Exhibit 33.1
Assertion on Compliance with Regulation AB Criteria
     Sallie Mae, Inc., (the “Asserting Party”), a direct wholly owned subsidiary of SLM Corporation, as Administrator and Servicer for the Platform trusts, is responsible for assessing compliance, as of December 31, 2010 and for the period January 1, 2010 through December 31, 2010 (the “Reporting Period”), with the servicing criteria set forth in Item 1122(d) of Regulation AB, to the extent required by the related transaction agreements as to any transaction, except as set forth in the column title “Inapplicable Servicing Criteria” in Appendix A attached hereto. With respect to Item 1122(d)(2)(ii) of Regulation AB, the Asserting Party has concluded that such section is applicable to the Platform, but is not the responsibility of the Asserting Party. With respect to Items 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(iii), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xiii), the Asserting Party has concluded that such criteria are not required under the related transaction agreements as to any transaction. Such servicing criteria, after giving effect to the exclusions identified herein, are the “Applicable Servicing Criteria” related to the Asserting Party. The transactions covered by this report include all asset-backed securities transactions completed by the Asserting Party that were outstanding during the Reporting Period (the “Platform”) as listed in Appendix B.
     The Asserting Party has assessed compliance with the Applicable Servicing Criteria and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2010 and for the Reporting Period with respect to the Platform as a whole.
     PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2010 and for the Reporting Period as set forth in this assertion.
Sallie Mae, Inc., as Administrator and
Servicer for the Platform trusts

/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President and Chief Financial Officer Sallie Mae, Inc. March 23, 2011

Appendix A

		APPLICABLE		INAPPLICABLE
SERVICING CRITERIA		SERVICING CRITERIA		SERVICING CRITERIA
		Performed by	Performed by
		Asserting	third-party
Reference	Criteria	Party[1]	servicers[2]
General Servicing Consideration

1122(d)(1)(i)	Polices and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction documents.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X3

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

[1]	Servicing criteria performed by Sallie Mae, Inc. (the “Asserting Party”).

[2]	Asserting Party has outsourced certain servicing criteria to third parties. Specifically, Great Lakes Educational Loan Services performs certain servicing criteria for SLM Student Loan Trust 2009-1, SLM Student Loan Trust 2010-1 and SLM Student Loan Trust 2010-2. Affiliated Computer Services performs certain servicing criteria for SLM Student Loan Trust 2010-1. Nelnet Corporation performs certain servicing criteria for SLM Student Loan Trust 2010-2.

[3]	The Asserting Party has concluded that such section is applicable to the Platform, but compliance with such section is not the responsibility of the Asserting Party.

		APPLICABLE		INAPPLICABLE
SERVICING CRITERIA		SERVICING CRITERIA		SERVICING CRITERIA
Performed by
		Performed by	third-party
Reference	Criteria	Asserting Party	servicers
1122(d)(2)(vi)	Un-issued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

		APPLICABLE		INAPPLICABLE
SERVICING CRITERIA		SERVICING CRITERIA		SERVICING CRITERIA
Performed by
		Performed by	third-party
Reference	Criteria	Asserting Party	servicers
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the transaction documents or related student loan documents.	X	X

1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the transaction documents.	X	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction documents.	X

1122(d)(4)(iv)	Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.	X	X

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction documents and related pool asset documents.	X	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.	X	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the transaction documents. Such records are maintained on at least a monthly basis, or such other period specified in the transaction documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	X	X

		APPLICABLE		INAPPLICABLE
SERVICING CRITERIA		SERVICING CRITERIA		SERVICING CRITERIA
		Performed by	Performed by
Reference	Criteria	Servicer	Servicer(s
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):(A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the transaction documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the transaction documents.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction documents.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction documents.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction documents.	X	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction documents.	X	X

Appendix B

Trust Name:	Date of Issuance:
SLM Student Loan Trust 2006-1	January 26, 2006
SLM Student Loan Trust 2006-2	February 23, 2006
SLM Student Loan Trust 2006-3	March 9, 2006
SLM Student Loan Trust 2006-4	April 20, 2006
SLM Student Loan Trust 2006-5	June 21, 2006
SLM Student Loan Trust 2006-6	July 20, 2006
SLM Student Loan Trust 2006-7	August 10, 2006
SLM Student Loan Trust 2006-8	September 14, 2006
SLM Student Loan Trust 2006-9	October 12, 2006
SLM Student Loan Trust 2006-10	November 30, 2006
SLM Private Credit Student Loan Trust 2006-A	April 6, 2006
SLM Private Credit Student Loan Trust 2006-B	June 8, 2006
SLM Private Credit Student Loan Trust 2006-C	September 28, 2006
SLM Student Loan Trust 2007-1	January 25, 2007
SLM Student Loan Trust 2007-2	February 22, 2007
SLM Student Loan Trust 2007-3	March 15, 2007
SLM Student Loan Trust 2007-4	April 5, 2007
SLM Student Loan Trust 2007-5	July 19, 2007
SLM Student Loan Trust 2007-6	October 23, 2007
SLM Student Loan Trust 2007-7	November 8, 2007
SLM Student Loan Trust 2007-8	December 6, 2007
SLM Private Credit Student Loan Trust 2007-A	March 29, 2007
SLM Student Loan Trust 2008-1	January 17, 2008
SLM Student Loan Trust 2008-2	February 7, 2008
SLM Student Loan Trust 2008-3	February 28, 2008
SLM Student Loan Trust 2008-4	April 17, 2008
Nelnet Student Loan Trust 2008-3	April 24, 2008
SLM Student Loan Trust 2008-5	April 30, 2008
SLM Student Loan Trust 2008-6	June 12, 2008
SLM Student Loan Trust 2008-7	July 2, 2008
SLM Student Loan Trust 2008-8	August 5, 2008
SLM Student Loan Trust 2008-9	August 28, 2008
SLM Student Loan Trust 2009-1	April 9, 2009
SLM Student Loan Trust 2009-2	April 21, 2009
SLM Student Loan Trust 2010-1	April 15, 2010
SLM Student Loan Trust 2010-2	August 26, 2010